UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 29, 2005
(date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of principal executive offices)

(763) 656-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

        On December 29, 2005, Vascular Solutions, Inc. (the “Company”) modified the Loan and Security Agreement, dated December 31, 2003 (the “Agreement”) with Silicon Valley Bank in order to add an equipment line of credit and to extend the term of the Agreement.

        As modified on December 29, 2005, the Agreement provides the Company with an equipment line of credit up to $2,000,000. The Company agrees to borrow at least $1,000,000 of equipment advances on or before January 6, 2006. Interest accrues at a rate equal to one and one-half of one percentage point (1.50%) above the Prime Rate. Advances made pursuant to the Agreement are secured by the Company’s property and assets.

        The Agreement also renews the revolving line of credit with a limit of up to the lesser of $5,000,000 and seventy-five (75%) of the Company’s accounts together with twenty-five (25%) of the Company’s inventory. Interest accrues at a rate equal to one-half of one percentage point (0.50%) above the Prime Rate. Revolving advances made pursuant to the Agreement are secured by the Company’s property and assets.

        Pursuant to the terms of the Agreement, the Company is bound by certain affirmative and restrictive covenants, including an obligation to maintain a minimum tangible net worth and a certain liquidity ratio.

        The agreement will remain in effect until December 28, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date:	December 29, 2005	By:	/s/ James Hennen
James Hennen
Chief Financial Officer